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                                                                   EXHIBIT 10.68


                             CONFIDENTIAL AGREEMENT


         THIS CONFIDENTIAL AGREEMENT is entered into this 2nd day of January 1997 (the "Agreement") between INTEGRATED SECURITY SYSTEMS, INC. a Delaware Corporation, with offices located at 8200 Springwood Drive, Suite 230, Irving, TX 75063 ("ISSI"), and GERALD K. BECKMANN, an individual residing at 1017 Diamond Boulevard, Southlake, TX 76092 (the "Employee").

         WHEREAS ISSI desires to employ Employee for certain services and under terms and conditions contained herein, and

         WHEREAS Employee desires to be employed by ISSI under certain terms and conditions herein and to provide certain services to ISSI as defined herein,

         WHEREAS ISSI and Employee desire to continue their relationship pursuant to this Agreement,

         NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, both parties agree to be bound as follows:

1.0      EMPLOYMENT

         1.1 Affiliate. "Affiliate" shall mean any corporation over which Employee or ISSI, as the case may be, can exercise effective management and control.

         1.2     Change in Control.  "Change in Control" shall mean:

                 (a) the acquisition by any individual, entity or group (within the meaning of Section 13 (d) (3) or 14 (d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person" which, for purposes of this definition, excludes Employee or any of his Affiliates) or beneficial ownership (within the meaning of Rule 13 (d) (3) promulgated under the Exchange Act) of shares of common stock or other securities of ISSI resulting in the beneficial ownership by such individual, entity or group of fifty percent (50%) or more of either (1) the then outstanding shares of common stock of ISSI (The "Outstanding ISSI Common Stock") or (2) the combined voting power of the then outstanding voting securities of ISSI entitled to vote generally in the election of directors (the "Outstanding ISSI Voting Securities"); or

                 (b) if individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute more than fifty percent (50%) of the members of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by ISSI's stockholders, was approved by a vote of at least two-thirds of the directors, then constituting the Incumbent Board shall be considered as
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Agreement between Integrated Security Systems, Inc. and          January 1, 1997
Gerald K. Beckman                                                         Page 2


                 though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election consents subject to Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                 (c) approval by the stockholders of ISSI of a reorganization, merger or consolidation, unless following such reorganization, merger or consolidation, (1) more than fifty percent (50%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (the "Outstanding Survivor Common Stock"), and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors (the "Outstanding Survivor Voting Securities"), is then beneficially owned, directly or indirectly by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding ISSI Common Stock and Outstanding ISSI Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, or consolidation of the Outstanding ISSI Common Stock and Outstanding ISSI Voting Securities, as the case may be (for purposes of determining whether such percentage test is satisfied, there shall be excluded form the number of shares of Outstanding Survivor Common Stock and Outstanding Survivor Voting Securities owned by ISSI's stockholders, but not from the total number of shares of Outstanding Survivor Common stock and Outstanding Survivor Voting Securities, any shares or voting securities received by any such stockholder in respect of any consideration other than shares or voting securities of ISSI, (2) no Person (excluding ISSI), any employee benefit plan (or related trust) of ISSI, any qualified employee benefit plan of such surviving corporation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, fifty percent (50%) or more of the Outstanding ISSI Common Stock or Outstanding ISSI Voting Securities, as the case may be, beneficially owns, directly or indirectly, fifty percent (50%) or more of, respectively, the shares of Outstanding Survivor Common Stock or the Outstanding Survivor Voting Securities and (3) more than fifty percent (50%) of the members of the board of directors of the surviving corporation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                 (d)      (1) approval by the stockholders of ISSI of a
                 complete liquidation or dissolution of ISSI or (2) the first to occur of (i) the sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the
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Agreement between Integrated Security Systems, Inc. and          January 1, 1997
Gerald K. Beckman                                                         Page 3


                 assets of ISSI, or (ii) the approval by the stockholders of ISSI of any such sale or disposition, other than, in each case, any such sale or disposition to a corporation, with respect to which immediately thereafter, ((x) more than fifty percent (50%) of, respectively, the shares of Outstanding Survivor Common Stock and the Outstanding Survivor Voting Securities is then beneficially owned, directly, or indirectly, by all entities who were the beneficial owners, respectively, of the Outstanding ISSI Common Stock and Outstanding ISSI Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding ISSI Common Stock and Outstanding ISSI Voting Securities, as the case may be (for purposes of determining whether such percentage test is satisfied, there shall be excluded from the number of shares of Outstanding Survivor Common Stock and Outstanding Survivor Voting Securities of the surviving corporation, any shares or voting securities received by any such stockholder in respect of any consideration other than shares or voting securities of ISSI, (y) no person excluding ISSI and any employee benefit plan (or related trust) of ISSI, any Qualified employee benefit plan of such transferee corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, fifty percent (50%) or more of the Outstanding ISSI Common Stock or Outstanding ISSI Voting Securities, as the case may be, beneficially owns, directly or indirectly, fifty percent (50%) or more of, respectively, the shares of Outstanding Survivor Common Stock and the Outstanding Survivor Voting Securities and (z) more than fifty percent (50%) of the members of the board of directors of the Surviving Corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the board providing for such sale or other disposition of assets of ISSI.

                 (e) Notwithstanding anything to the contrary contained in this Agreement, a Change in Control for purposes of this Agreement shall not mean the occurrence of any event as set forth in subparagraph (a), (b), (c), or (d) of this paragraph
                 1.2 if Employee participated (i) in the sale of Outstanding ISSI Voting Securities or (ii) in the voting of Shares of Outstanding ISSI Common Stock or Outstanding ISSI Voting Securities that resulted, directly or indirectly, in the event which, but for this subparagraph (e) , would otherwise constitute a Change in Control under this Agreement.

2.0      EMPLOYMENT

ISSI agrees to and does hereby employ Employee, and Employee hereby agrees to and does hereby continue in the employ of ISSI, for the period set forth in paragraph 3 below (the Period of Employment), in the position and with the duties and responsibilities set forth in paragraph 3 below, and upon the other terms and conditions set forth in this Agreement.
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Agreement between Integrated Security Systems, Inc. and          January 1, 1997
Gerald K. Beckman                                                         Page 4

3.0      PERIOD OF EMPLOYMENT

The Period of Employment shall commence on the original date of this Agreement and subject only to the provisions of paragraphs 10, 11, and 13.0 below, relating, respectively, to death, disability and severance, shall continue until the close of business two (2) years from the date of this Agreement. In the event that Employee shall continue in the full- time employment of ISSI after such two-year period or such later date without a written extension of this Agreement, such continued employment shall be for successive annual periods and shall be subject to the terms and conditions of this Agreement, and the Period of Employment shall include the period during which Employee in fact so continues in such employment.

4.0      POSITION

During the Period of Employment, Employee shall serve as President and Chief Executive Officer (CEO) of ISSI. The functions, duties and responsibilities of CEO shall be defined by the Board of Directors. It is expressly understood that nothing in the foregoing shall preclude the Board of Directors from making such organizational and reporting changes as the Board of Directors may, in good faith, deem desirable and for the benefit of ISSI.

5.0      PERFORMANCE

Throughout the Period of Employment, Employee agrees to devote Employee's full time and undivided attention during normal business hours to the business and affairs of ISSI and, in particular, to performance of all functions, duties and responsibilities as CEO of ISSI and any subsidiaries or divisions, except for reasonable vacations and except for illness or incapacity; but nothing in this Agreement shall preclude Employee from devoting reasonable periods during normal business hours required for serving as a member of the Board of Directors or as a member of a committee appointed by the Board of Directors. Activities of Employee which are not associated with ISSI and do not, individually or together, interfere with the regular performance of functions, duties and responsibilities as CEO for ISSI, or do not have a conflict of interest with ISSI, in the reasonable but sole judgment of ISSI, are permitted.

6.0      COMPENSATION

For the acceptance of the terms and conditions of this Agreement and for the execution of this Agreement, Employee shall be paid One Hundred Twenty Five Thousand Dollars ($125,000).

For all services to be rendered by Employee in any capacity during the Period of Employment, including without limitation, services as CEO, member of the
Board of Directors, or member of any committee of ISSI and its subsidiaries, divisions and affiliates, Employee shall be paid a minimum base fixed salary of Two Hundred Eighty Three Thousand Two Hundred Forty Nine Dollars and 92/100 ($283,249.92) payable in twenty four equal payments twice each calendar month beginning January 1, 1997. Employee shall be eligible for an annual cash bonus as
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Agreement between Integrated Security Systems, Inc. and          January 1, 1997
Gerald K. Beckman                                                         Page 5

determined by the Board of Directors. Any increase in compensation pursuant to the above, including incentive awards or other compensation shall in no way diminish any other obligations of ISSI under this Agreement. The compensation provided for in this paragraph, together with the perquisites and benefits set forth in paragraphs 7 and 8 below, are in addition to the benefits provided for in paragraph 9 of this Agreement.

7.0      PERQUISITES

During the Period of Employment, Employee shall be entitled to perquisites, including, without limitation, an appropriate private office, appropriate secretarial and clerical support, and fringe benefits (which includes for e.g. comprehensive medical benefits, 401(k) plan, and disability insurance) accorded positions of equal rank, as well as to reimbursement, upon proper accounting, of reasonable expenses and disbursements incurred by Employee in the course of Employee's duties.

8.0      PARTICIPATION IN SUCCESS BY ACHIEVEMENT PLAN

During the Period of Employment, Employee shall be and shall continue to be a full participant in any and all other incentive and compensation plans in which ISSI employees may participate, both those that are in effect on the date of this Agreement and any equivalent successor or new plans that may be adopted by ISSI. Nothing in this Agreement shall preclude improvement of reward opportunities in such plans or other plans in accordance with the practice of ISSI.

9.0      BENEFIT PLANS

Nothing in this Agreement shall preclude ISSI from amending or terminating any employee benefit plan or practice but, it being the intent of the parties that Employee shall continue to be entitled during the Period of Employment to perquisites as set forth in paragraph 7 above or at least equal to those attached to Employee's position on the date of this Agreement, nothing in this Agreement shall operate or be construed to reduce, or authorize a reduction, without Employee's written consent, in the level of such perquisites and benefits taken as a whole, if, and to the extent that, such perquisites, benefits, and service credits are not payable or provided under any such plans or practices by reason of such amendment or termination thereof, ISSI itself shall pay or provide therefor. Under no circumstances shall Employee's current medical plan be amended or terminated except with the express written permission of Employee, unless substituted by a reasonably equivalent plan when taken as a whole.

10.0     EFFECT OF DEATH

In the event of the death of Employee during the Period of Employment, the legal beneficiary of Employee shall be entitled to the base or fixed salary provided for in paragraph 6 above for the twelve (12) months after which death shall have occurred, at the rate being paid at the time of death, and the
Period of Employment shall be deemed to have ended as of the close of business
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Agreement between Integrated Security Systems, Inc. and          January 1, 1997
Gerald K. Beckman                                                         Page 6

on the last day of the month in which death shall have occurred but without prejudice to any payments otherwise due in respect of Employee death.
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Agreement between Integrated Security Systems, Inc. and          January 1, 1997
Gerald K. Beckman                                                         Page 7


11.0     EFFECT OF DISABILITY

         11.1    Compensation in the Event of Disability

                 In the event of the Disability (as defined in paragraph 11.3 below) of Employee during the Period of Employment, Employee shall be entitled to an amount equal to the base or fixed salary provided for in paragraph 6 above, at the rate being paid at the time of the commencement of Disability, for the period of such Disability, but not in excess of twelve (12) months from the end of the Period of Employment as defined in paragraph 11.3 below.

         11.2    Reduction of Compensation in the Event of Disability

                 The amount of any payments due under paragraph 11.1 shall be reduced by any payments to which Employee may be entitled for the same period because of disability under any disability or pension plan of ISSI or any division, subsidiary or affiliate thereof, or as a result of worker's compensation or non-occupational disability payments from any and all plans paid for in Employee's behalf by ISSI.

         11.3    Definition of Disability

                 The term "Disability" as used in this Agreement shall mean an illness or accident occurring during the Period of Employment which prevents Employee from performing the President and CEO duties as determined by the Board of Directors under this Agreement for a period of three (3) consecutive months. The Period of Employment shall be deemed to have ended at the close of business on the last day of such three (3) consecutive month period but without prejudice to any payments due Employee in respect of disability under paragraph 11.1 or otherwise due to Employee or Employee's legal beneficiary.

12.0     INDEMNIFICATION

ISSI shall indemnify Employee to the full extent authorized or permitted as stated under Exhibit 1, Article X, Indemnification, of the Bylaws of ISSI, attached and made part.

13.0     SEVERANCE

         13.1    Notice of Termination

                 Either Employee or ISSI may terminate this Employment
                 Agreement at any time by providing 30 days' written notice to the other party (the "Severance Notice").
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Agreement between Integrated Security Systems, Inc. and          January 1, 1997
Gerald K. Beckman                                                         Page 8

         13.2    Severance Payment

                 If the Severance Notice is served by ISSI, Employee shall receive a single lump sum payment equal to six months of the then current Employee's compensation at the time the Severance Notice was served.

                 The acceptance of this severance payment by Employee shall constitute the exclusive remedy of Employee with respect to any claim Employee may have against ISSI for termination of employment.

         13.3    Securities

                 In the event of Change of Control as defined in paragraph 1.1 or termination of employment as defined in 13.1, then any and all stock options, warrants, or other securities of ISSI awarded to Employee shall be accelerated in maturity upon said Change of Control or termination and Employee shall have the right to exercise any and all rights said accelerated maturity provides Employee, including, but not limited to, all restricted stock, if any, becoming unrestricted and all stock options and warrants becoming vested and exercisable.
                 Employee shall have the same other remaining terms and conditions, rights and periods of exercise after accelerated maturity as had existed prior to accelerated maturity.

         13.4    Severance Allowance Entitlement

                 For six (6) months following termination by ISSI, Employee, Employee's dependents and beneficiaries shall continue to be entitled to comprehensive major medical plan) and perquisites (excepting any incentive compensation of future grants of stock options or warrants) to the same extent as if Employee is no longer an employee of ISSI, ISSI shall pay or provide for payment of such benefits to Employee, Employee's dependents and beneficiaries.

         13.5    Restrictive Covenant

                 During Employee's employment, and for a period of six (6)
                 months following termination (when termination is initiated by
                 ISSI) Employee agrees that he will not for himself or any
                 other person or business entity, compete with the "principal core business" of ISSI (which is the manufacturing of road and bridge equipment, navigational lighting equipment, and perimeter security and the development of related security integrated platform software, i.e., gates, pneumatic carriers and gate operators and Intelli-Site); become employed by or perform services in any capacity for any person or business entity that competes with the "principal core business" of
                 ISSI.
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Agreement between Integrated Security Systems, Inc. and          January 1, 1997
Gerald K. Beckman                                                         Page 9



         13.6    Recruiting of ISSI Employees

                 During the Restrictive Covenant period provided for in 13.5, Employee agrees not to directly or indirectly recruit or solicit any employee of ISSI or actively participate in the solicitation of any employee of ISSI.

         13.7    Request for Severance

                 In order to obtain the severance benefits provided for in paragraph 13.2, Employee shall be required to submit a "Request for Severance" indicating Employee's acceptance of payment against all past, current and future claims. ISSI shall have no obligation to pay any severance payment or benefits unless and until Employee shall have submitted the Request for Severance. In the event ISSI delays or fails to pay severance benefits, ISSI will be responsible for paying Employee attorneys fees and costs incurred in collecting the severance and the severance benefits.

14.0     NON-DISCLOSURE OF CONFIDENTIAL OR PROPRIETARY INFORMATION

ISSI and Employee each represent, warrant and agree that the information provided by ISSI, its Board of Directors or and authorized committee thereof to Employee is proprietary in nature and will not be disseminated or disclosed to third parties without first obtaining written permission from ISSI. Such confidential information includes, but is not limited to, information, knowledge, dates or property concerning any process, apparatus or product manufactured, used, developed, investigated or considered by ISSI and also specifically includes all confidential and/or proprietary information of any other company revealed by ISSI, its Board of Directors or an authorized committee thereof in confidence. All confidential information including memoranda, notes, records, papers or other documents (and all copies thereof) relating to ISSI's business and all property associated therewith in any way obtained by Employee from ISSI, its Board of Directors or an authorized committee thereof shall remain the property of ISSI and shall be delivered to ISSI at any time upon ISSI's request. Such confidential information includes, but is not limited to, any process, apparatus or product manufactured, used, developed, investigated or considered by ISSI.

15.0     NO TRUST CREATED

Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement shall create or be construed to create a trust fund of any kind. Any funds which may be set aside or provided for in this Agreement shall continue for all purposes to be a part of the general funds of ISSI and no person other than ISSI shall by virtue of the provisions of this Agreement have any interest in such funds. To the extent that any person acquires a right to receive payments from ISSI under this Agreement, such a right shall be no greater than the right of any unsecured general creditor if ISSI.
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Agreement between Integrated Security Systems, Inc. and          January 1, 197
Gerald K. Beckman                                                        Page 10



16.0     SUCCESSOR IN INTEREST

This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective legal beneficiary, and shall also bind and insure to the benefit of any successor of ISSI by merger or consolidation or any purchaser or assignee of all or substantially all of its assets, but, except to any such successor, purchaser or assignee of ISSI, neither this Agreement, nor any rights or benefits hereunder may be assigned by either party hereto.

17.0     INVALID PROVISION

In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain in full force and effect to the fullest extent permitted by law.

18.0     MEDIATION OF DISPUTES

The parties agree that any controversy or claim arising out of or relating to this Agreement or any dispute arising out of the interpretation of application of this Agreement, which the parties hereto are unable to resolve, shall be finally resolved and settled exclusively by binding mediation in Dallas, Texas by a single mediator under the rules of normally accepted mediation within the State of Texas. If the parties cannot agree upon a mediator, then each party shall choose a single mediator at the expense of each party within thirty (30) days of the date of the selection of the first mediator. The parties severally recognize and consent to the mediation over each of their selected mediators. Each party shall be responsible for its own expenses in presenting its case to the mediator or mediators. The cost and expenses of the first mediator will be split between the parties.

19.0     ATTORNEYS' FEES

ISSI agrees to pay Employee's attorneys' fees for representation relating to changes in this Agreement; representation during negotiations pertaining said changes, drafting various legal documents pertaining to such changes; and drafting any Amended Employment Agreement and Severance Agreement if required as part of said changes.

20.0     GOVERNING LAWS

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas applicable to the agreements made and to be performed entirely in Texas.
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Agreement between Integrated Security Systems, Inc. and          January 1, 1997
Gerald K. Beckman                                                        Page 11

21.0     SCOPE OF AGREEMENT

This Agreement does not supersede or modify in any respect any current or future document relating to Employee's stock ownership or his right to own or purchase stock (stock options) or relating to his rights in the 401(k) plan.
In all other respect this Agreement shall constitute the entire Agreement between the parties superseding all prior written or oral agreements, and may not be modified or amended and no waiver shall be effective unless by written document signed by both parties hereto; provided, however, that any increase in base salary, as provided in paragraph 6 hereof shall become an amendment to this Agreement when approved by the Board of Directors of ISSI and recorded in the approved minutes of such meeting.


Executed this ____ day of ________________, 19___.


INTEGRATED SECURITY SYSTEMS, INC.          EMPLOYEE:


-------------------------------------      -------------------------------------
James W. Casey                             Gerald K. Beckmann
Chief Financial Officer and Secretary